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         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


               As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 22, 1997 (February 24, 1997, as to the pending transaction with WMX Technologies, Inc. and the acquisition of Barefoot Inc. which are discussed in the footnotes to the financial statements) included in the ServiceMaster Limited Partnership Annual Report to
Shareholders for the year ended December 31, 1996.


Arthur Andersen LLP



Chicago, Illinois
March 21, 1997